UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026 (the “Effective Date”), Hasbro, Inc. (the “Company”) and John Hight, the Company’s President of Wizards of the Coast, entered into a Transitional Advisory Services Agreement (the “Transition Agreement”), relating to his planned transition and provision of services.

Pursuant to the Transition Agreement, Mr. Hight will continue to serve as the Company’s President of Wizards of the Coast on his current employment terms and conditions through September 1, 2026 (the “Transition Date”). Commencing September 2, 2026 until September 2, 2027 (the “End Date”) or such earlier date if his employment is terminated in accordance with the Transition Agreement (referred to as the “Term”), Mr. Hight will continue employment with the Company in the position of Advisor where he will report to the CEO of the Company, and have such duties and responsibilities as are reasonably assigned by the CEO from time to time, including assisting with transitional efforts and the successful onboarding of a successor President of Wizards of the Coast for the Company.

During the Term, Mr. Hight’s base salary will remain at its current annualized rate of $800,000. Mr. Hight will receive an annual cash bonus award for fiscal year 2026 (the “2026 Bonus”) determined and settled in accordance with the terms of the Hasbro Annual Incentive Plan, subject to the terms of the Transition Agreement. Mr. Hight will not be eligible for any annual cash bonus award for fiscal year 2027, nor will he be eligible for further grants of additional equity awards during the Term. Mr. Hight’s outstanding long-term incentive awards will continue to vest in accordance with their terms, through the earlier of the End Date or date of termination.

Subject to certain limited exceptions in the Transition Agreement, if Mr. Hight’s employment with the Company terminates for any reason upon or following the Effective Date and prior to the End Date, then Mr. Hight (or his estate, beneficiary or legal representative in the case of termination due to death or disability) would be entitled to any payments or benefits under the Transition Agreement or applicable benefit plans or arrangements that have accrued through the date of termination. If Mr. Hight’s employment terminates due to his death or disability or if he is terminated by the Company without cause, he, or his estate, beneficiary or legal representative (as applicable), will continue to be paid his base salary and fiscal year 2026 Bonus. If Mr. Hight’s employment is terminated voluntarily by Mr. Hight or is terminated by the Company for cause prior to the End Date, he will not be entitled to any severance payments or benefits described above other than payments for accrued and unpaid amounts as of the termination date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Transitional Advisory Services Agreement between the Company and John Hight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

By:	/s/ Gina Goetter
Name:	Gina Goetter
Title:	Chief Financial Officer and Chief Operating Officer
Date: July 27, 2026